CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 26, 2017, relating to the financial statements and financial highlights, which appears in SunAmerica Income Funds Annual Report on Form N-CSR for the year ended March 31, 2017. We also consent to the references to us under the headings “Financial Highlights,” “Disclosure of Portfolio Holdings Policies and Procedures” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 27, 2017